Exhibit 99.1

KNIGHT TRADING GROUP DIRECTORS ELECT THOMAS C. LOCKBURNER TO BOARD

JERSEY CITY, New Jersey (February 26, 2004) – Knight Trading Group, Inc. (Nasdaq: NITE) today announced that its Board of Directors unanimously elected accounting industry veteran Thomas C. Lockburner to the Board.

Mr. Lockburner, 64, spent more than 40 years at Deloitte & Touche LLP, where he specialized in the Financial Services and Securities Industries. He joined the firm in 1961 and was a partner from 1975 until he retired in June 2002.

“Tom has a vast understanding not only of accounting, but of how these practices are applied within the context and with the particular complexities of the securities industry,” said Thomas M. Joyce, Chief Executive Officer and President of Knight Trading Group. “He has applied his knowledge throughout the financial services community over his many years at Deloitte & Touche and through his professional affiliations, and we are honored he will now be providing that expertise to Knight as our newest Director.”

Charles V. Doherty, non-executive Chairman of the Board, said, “Tom’s appointment to Director affords Knight direct access to the wealth of industry experience and financial acumen he has gained over his distinguished career. The Board of Knight Trading Group welcomes him heartily.”

Biography

Thomas C. Lockburner

Director, Knight Trading Group, Inc.

Thomas C. Lockburner, 64, spent more than 40 years with Deloitte & Touche LLP, specializing in the Financial Services and Securities Industries. He joined the firm in 1961, was named partner in 1975, and retired in June 2002.

Over his tenure at Deloitte & Touche, Tom was the National Industry Director for the Securities Industry with responsibility for all of the firm’s services to its securities industry clients, including client acceptance and retention, as well as for quality control of audits and financial reporting. His clients included Cantor Fitzgerald, Fidelity Brokerage Services, First Boston, Lazard and Merrill Lynch & Co.

Tom is an active member of the Securities Industry Association and is a member of SIA’s Financial Management and Securities Operations division. He also is a past member of the Executive Committees of both the Financial Management and Internal Audit divisions of the SIA. Tom is a member of the American Institute of Certified Public Accountants and served as Chairman of the Stockbrokerage and Investment Banking Committee and as a member of the Commodities Futures Trading Committee. He also is a member of NASD’s Financial Responsibility Committee and has served as a NASD Arbitrator.

Tom received a B.A. in Accounting from Franklin & Marshall College and today serves on the institution’s Development Council.

Knight is focused on meeting the needs of institutional and broker-dealer clients by providing comprehensive trade execution services in cash equities and options. A leading execution specialist, Knight offers capital commitment and access to a deep pool of liquidity across the depth and breadth of the market as it strives to provide superior client service. Knight also maintains a $1.6 billion asset management business for institutions and high net worth individuals. More information about Knight can be obtained at www.knighttradinggroup.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission.

CONTACTS	Margaret Wyrwas Senior Managing Director, Corporate Communications & Investor Relations 201-557-6954 or mwyrwas@knighttrading.com	Judy Pirro Vice President, Investor & Shareholder Relations 201-356-1548 or jpirro@knighttrading.com

	Kara Fitzsimmons Vice President, Corporate Communications 201-356-1523 or kfitzsimmons@knighttrading.com	Catherine Smith Assistant Vice President, Marketing Communications & Public Relations 201-557-6992 or csmith@knighttrading.com